Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

ASSERTIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity(1)	Common stock, par value $0.0001 per share (“Common Stock”), to be issued under the Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Plan”)	Rule 457(a)	8,200,000	$0.60	$4,920,000	$153.10 per $1,000,000	$753.25
Total Offering Amounts					$4,920,000		$753.25
Total Fee Offsets							—
Net Fee Due							$753.25

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock of Assertio Holdings, Inc. (the “Registrant”) that become issuable under the 2014 Plan. The “Proposed Maximum Offering Price Per Unit” and the “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Stock Market LLC on May 13, 2025.